Exelon Corporation
2020 Long-Term Incentive Plan
Restricted Stock Unit
Award Notice
[Name of Participant]
You have been granted a restricted stock unit award with respect to shares of Common Stock, without par value, of Exelon Corporation, a Pennsylvania corporation (the “Company”), pursuant to the terms and conditions of the Exelon Corporation 2020 Long-Term Incentive Plan (the “Plan”) and the Restricted Stock Unit Award Agreement (together with this Award Notice, the “Agreement”). The Restricted Stock Unit Award Agreement is attached, and the Plan and the Restricted Stock Unit Award Agreement have been made available to you on the Plan’s administrative service provider’s website. Capitalized terms not defined herein shall have the meanings specified in the Plan or the Agreement.

Number of Shares Subject to Award (based on the dollar value of your target award divided by the closing price of one share of Common Stock on the Grant Date, rounded up to the nearest whole share):	[●] shares, subject to adjustment as set forth in the Agreement and the Plan.
Grant Date:	[●]
Vesting Schedule: Except as otherwise provided in the Plan, the Agreement or any other agreement between the Company or any of its Subsidiaries and the Participant, the Award shall vest as follows, provided that you remain an Employee from the Grant Date through the respective vesting date(s).

This Award shall vest as of [the first Board of Directors meeting held in] each of the first [●] anniversaries of the Grant Date with respect to one- [●] of the shares subject to the Award as of the Grant Date] [in full on the [●] anniversary of the Grant Date].

EXELON CORPORATION

By:
Name:	[ ]
Title:	[ ]

Exelon Corporation
2020 Long-Term Incentive Plan
Restricted Stock Unit Award Agreement
Exelon Corporation, a Pennsylvania corporation (the “Company”), hereby grants to the individual (the “Participant”) named in the award notice attached hereto (the “Award Notice”) as of the date set forth in the Award Notice (the “Grant Date”), pursuant to the provisions of the Exelon Corporation 2020 Long-Term Incentive Plan (the “Plan”), a restricted stock unit award (the “Award”) with respect to the number of shares of the Company’s Common Stock, without par value (“Stock”), set forth in the Award Notice, upon and subject to the restrictions, terms and conditions set forth in the Plan and this agreement (the “Agreement”). Capitalized terms not defined herein shall have the meanings specified in the Plan.
1.Award Subject to Acceptance of Agreement. The Award shall be subject to the terms of this Agreement, and shall be deemed to be accepted by the Participant unless the Participant declines the Award in writing within 90 days after the Grant Date.
2.    Rights as a Stockholder. The Participant shall not be entitled to any privileges of ownership with respect to the shares of Stock subject to the Award unless and until, and only to the extent, such shares become vested pursuant to Section 3 hereof and the Participant becomes a stockholder of record with respect to such shares. As of each date on which the Company pays a regular cash dividend to record owners of shares of Common Stock (each, a “Dividend Payment Date”), the number of shares of Common Stock that are subject to the Award shall be increased by (i) the product of the total number of shares of Common Stock that are subject to the Award immediately prior to the record date for such Dividend Payment Date, but that have not been issued pursuant to Section 4 as of such record date, multiplied by the dollar amount of the cash dividend paid per share of Common Stock, divided by (ii) the Fair Market Value of a share of Common Stock on such Dividend Payment Date. Such additional Restricted Stock Units shall be subject to all of the terms and conditions of the Award, including the vesting conditions set forth in the Award Notice.
3.    Restriction Period and Vesting.
3.1    Service-Based Vesting Condition. Except as otherwise provided in this Section 3, the Award shall vest in accordance with the vesting schedule set forth in the Award Notice. The period of time prior to the full vesting of the Award shall be referred to herein as the “Restriction Period.”
3.2    Termination of Employment.
(a)    Termination of Employment Due to Retirement, Death or Disability. If the Participant’s employment with the Company and the Subsidiaries terminates prior to the end of the Restriction Period by reason of the Participant’s Retirement on or after July 1 of the year in which the Grant Date occurs, death or Disability, and such Participant has not breached his or her obligations to the Company or any of its affiliates under any Restrictive Covenant, then in any such case, the Award shall be 100% vested upon such termination of employment. If the Participant’s employment terminates by reason of the Participant’s Retirement prior to July 1 of the year in which the Grant Date occurs, then the Award shall be immediately and automatically forfeited by the Participant and cancelled by the Company.
(b)    Termination of Employment Due to Involuntary Termination Without Cause. If the Participant’s employment with the Company and the Subsidiaries terminates prior to the end of the Restriction Period by reason of the Company’s involuntary termination of the Participant’s employment other than for Cause (or by the Participant for “good reason”, if applicable under, and as defined in, an executive severance plan in which such Participant participates), and such Participant timely executes a waiver and release provided by the Company and has not breached or threatened to breach his or her obligations to the Company or any of its affiliates under any Restrictive Covenant, then (i) if the Participant is eligible for Retirement as of the termination date, then the Award shall be 100% vested as of the termination date, and (ii) if the Participant is not eligible for Retirement as of the termination date, then the Award shall become vested on a pro-rated basis as of the termination date based on the number of elapsed days in the Restriction Period as of the termination date divided by the total number of days in the Restriction Period.
(c)    Termination of Employment for Any Other Reason. If the Participant’s employment with the Company and the Subsidiaries terminates prior to the end of the Restriction Period for any reason other than those specified in paragraphs (a) or (b) above, or if Participant breaches or threatens to breach his or her obligations under any Restrictive Covenant or fails to timely execute a waiver and release as required by the Company, then the Award shall be immediately and automatically forfeited by the Participant and cancelled by the Company.
3.3    Change in Control. In the event of a Change in Control, the Board may, in its discretion: (i) require that the Restriction Period shall lapse in full or in part; (ii) require that shares of capital stock of the company resulting from such Change in Control, or the parent corporation thereof, be substituted for some or all of the shares of Stock subject to the Award, with an appropriate and equitable adjustment to the Award as determined by the Board; and/or (iii) require outstanding Awards, in whole or in part, to be surrendered to the Company by the Participant, and to be immediately cancelled by the Company, and to provide for the Participant to receive (A) a cash payment in an amount equal to the number of shares of Stock then subject to the portion of the Award surrendered, to the extent the Restriction Period has lapsed or will lapse pursuant to clause (i) of this Section 3.3, multiplied by the Fair Market Value of a share of Stock as of the date of the Change in Control; (B) shares of capital stock of the corporation resulting from such Change in Control, or a parent corporation thereof, having a Fair Market Value not less than the amount determined in clause (iii)(A) of this Section 3.3; or (C) a combination of a payment of cash pursuant to clause (iii)(A) of this Section 3.3 and the issuance of shares pursuant to clause (iii)(B) of this Section 3.3.
3.4    Definitions.
(a)    Cause. For purposes of this Award, “Cause” shall mean (A) with respect to a Participant whose position is at least salary band E09 (or its equivalent), the meaning of such term as defined in the Exelon Corporation Senior Management Severance Plan as in effect from time to time, or any successor plan thereto, or (B) with respect to any other Participant, the meaning of such term as defined in the Exelon Corporation Severance Benefit Plan as in effect from time to time, or any successor plan thereto, regardless of whether Participant is eligible to participate in such plan.
(b)    Disability. For purposes of this Award, “Disability” shall have the meaning specified in any long-term disability plan maintained by the Company in which Participant is eligible to participate; provided that a Disability shall not be deemed to have occurred until the Company and the Subsidiaries have terminated Participant’s employment in connection with such disability, and Participant has commenced the receipt of long-term disability benefits under such plan. If Participant is not eligible to participate in a long-term disability plan maintained by the Company, then Disability means a termination of Participant’s employment by the Company and the Subsidiaries due to the inability of Participant to perform the essential functions of Participant’s position, with or without reasonable accommodation, for a continuous period of at least twelve months, as determined solely by the Committee.
(c)    Restrictive Covenant. For purposes of this Award, “Restrictive Covenant” shall mean any non-competition, non-solicitation, confidentiality, intellectual property or other restrictive covenant to which Participant is subject, required as a condition to receipt of this Award or contained in any other agreement between Participant and the Company or any of its affiliates.
(d)    Retirement. For purposes of this Award, “Retirement” shall mean the retirement of the Participant from employment with the Company and the Subsidiaries (other than a termination upon death, disability or involuntary termination for Cause) on or after attaining at least age 55 and completing at least ten years of service with the Company or Subsidiaries.
4.    Issuance or Delivery of Shares. Subject to Section 7.12 and except as otherwise provided for herein, within 60 days after the vesting of the Award, the Company shall issue or deliver, subject to the conditions of this Agreement, the vested shares of Stock to the Participant. Such issuance or delivery shall be evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company. The Company shall pay all original issue or transfer taxes and all fees and expenses incident to such issuance or delivery, except as otherwise provided in Section 7. Prior to the issuance to the Participant of the shares of Stock subject to the Award, the Participant shall have no direct or secured claim in any specific assets of the Company or in such shares of Stock and will have the status of a general unsecured creditor of the Company.
5.    Clawback of Proceeds.
5.1    Clawback of Proceeds. If Participant breaches his or her obligations to the Company or any Subsidiary under a Restrictive Covenant, each restricted stock unit held by Participant shall be cancelled as of the date on which the Participant first breached such Restrictive Covenant, and the Company thereafter may require the repayment of any amounts received by Participant after such date in connection with the Award, in accordance with Section 1.8 of the Plan. In addition, the Award and any Shares issued pursuant to the Award shall be subject to clawback pursuant to the Clawback Policy contained in the Exelon Corporation Corporate Governance Principles, as in effect from time to time, including any amendments thereto or new clawback policies required under the Dodd-Frank Wall Street Reform and Consumer Protection Act and implementing applicable stock exchange listing standards or rules and regulations thereunder, or as otherwise required by law or regulation.
5.2    Right of Setoff. The Participant agrees that by accepting the Award the Participant authorizes the Company and its affiliates, to the extent permitted under Section 409A of the Code, to deduct any amount or amounts owed by the Participant pursuant to this Section 5 from any amounts payable by or on behalf of the Company or any affiliate to the Participant, including, without limitation, any amount payable to the Participant as salary, wages, vacation pay, bonus or the vesting or settlement of the Award or any stock-based award. This right of setoff shall not be an exclusive remedy and the Company’s or an affiliate’s election not to exercise this right of setoff with respect to any amount payable to the Participant shall not constitute a waiver of this right of setoff with respect to any other amount payable to the Participant or any other remedy.
6.    Transfer Restrictions and Investment Representation.
6.1    Nontransferability of Award. The Award may not be transferred by the Participant other than by will or the laws of descent and distribution. Except to the extent permitted by the foregoing sentence, the Award may not be sold, transferred, assigned, pledged, hypothecated, encumbered or otherwise disposed of (whether by operation of law or otherwise) or be subject to execution, attachment or similar process. Upon any attempt to so sell, transfer, assign, pledge, hypothecate, encumber or otherwise dispose of the Award, the Award and all rights hereunder shall immediately become null and void.
6.2    Investment Representation. The Participant hereby covenants that (a) any sale of any share of Stock acquired upon the vesting of the Award shall be made either pursuant to an effective registration statement under the Securities Act of 1933, as amended (the “Securities Act”), and any applicable state securities laws, or pursuant to an exemption from registration under the Securities Act and such state securities laws and (b) the Participant shall comply with all regulations and requirements of any regulatory authority having control of or supervision over the issuance of the shares and, in connection therewith, shall execute any documents which the Committee shall in its sole discretion deem necessary or advisable.
7.    Additional Terms and Conditions of Award.
7.1    Withholding Taxes. As a condition precedent to the issuance or delivery of the Stock upon the vesting of the Award, at the Company’s discretion either (i) the Participant shall pay to the Company such amount as the Company (or an affiliate) determines is required, under all applicable federal, state, local, foreign or other laws or regulations, to be withheld and paid over as income or other withholding taxes (the “Required Tax Payments”) with respect to the Award or (ii) the Company or an affiliate may, in its discretion, deduct any Required Tax Payments from any amount then or thereafter payable by the Company or an affiliate to the Participant, which may include the withholding of whole shares of Stock which would otherwise be delivered to the Participant having an aggregate Fair Market Value, determined as of the date on which such withholding obligation arises, equal to the Required Tax Payments, in either case in accordance with such terms, conditions and procedures that may be prescribed by the Company. Shares of

Stock withheld may not have a Fair Market Value in excess of the amount determined by applying the maximum individual statutory tax rate in the Participant’s jurisdiction; provided that the Company shall be permitted to limit the number of shares so withheld to a lesser number if necessary, as determined by the Company, to avoid adverse accounting consequences or for administrative convenience; provided, however, that if a fraction of a share of Stock would be required to satisfy the maximum individual statutory rate in the Participant’s jurisdiction, then such fraction of a share of Stock shall be disregarded and the remaining amount due shall be paid in cash by the Participant or withheld in fractional form, as determined by the Committee. No certificate representing a share of Stock shall be delivered until the Required Tax Payments have been satisfied in full. Any determination by the Company with respect to the withholding of shares of Stock to satisfy the Required Tax Payments shall be made by the Committee if the Participant is subject to Section 16 of the Exchange Act.
7.2    Compliance with Applicable Law. The Award is subject to the condition that if the listing, registration or qualification of the shares of Stock subject to the Award upon any securities exchange or under any law, or the consent or approval of any governmental body, or the taking of any other action is necessary or desirable as a condition of, or in connection with, the delivery of shares hereunder, the shares of Stock subject to the Award shall not be delivered, in whole or in part, unless such listing, registration, qualification, consent, approval or other action shall have been effected or obtained, free of any conditions not acceptable to the Company. The Company agrees to use reasonable efforts to effect or obtain any such listing, registration, qualification, consent, approval or other action.
7.3    Award Confers No Rights to Continued Employment. In no event shall the granting of the Award or its acceptance by the Participant, or any provision of the Agreement or the Plan, give or be deemed to give the Participant any right to continued employment by the Company, any Subsidiary or any affiliate of the Company or affect in any manner the right of the Company, any Subsidiary or any affiliate of the Company to terminate the employment of any person at any time.
7.4    Decisions of Board or Committee. The Board or the Committee shall have the right to resolve all questions which may arise in connection with the Award. Any interpretation, determination or other action made or taken by the Board or the Committee regarding the Plan or this Agreement shall be final, binding and conclusive.
7.5    Successors. This Agreement shall be binding upon and inure to the benefit of any successor or successors of the Company and any person or persons who shall, upon the death of the Participant, acquire any rights hereunder in accordance with this Agreement or the Plan.
7.6    Notices. All notices, requests or other communications provided for in this Agreement shall be made, if to the Company, to Exelon Corporation, 10 South Dearborn Street, Chicago, IL 60603, Attn: Vice President, Corporate Compensation, and if to the Participant, to the last known mailing address of the Participant contained in the records of the Company. All notices, requests or other communications provided for in this Agreement shall be made in writing either (a) by personal delivery, (b) by facsimile or electronic mail with confirmation of receipt, (c) by mailing in the United States mails or (d) by express courier service. The notice, request or other communication shall be deemed to be received upon personal delivery, upon confirmation of receipt of facsimile or electronic mail transmission or upon receipt by the party entitled thereto if by United States mail or express courier service; provided, however, that if a notice, request or other communication sent to the Company is not received during regular business hours, it shall be deemed to be received on the next succeeding business day of the Company.
7.7    Governing Law. This Agreement, the Award and all determinations made and actions taken pursuant hereto and thereto, to the extent not governed by the laws of the United States, shall be governed by the laws of the Commonwealth of Pennsylvania and construed in accordance therewith without giving effect to principles of conflicts of laws, and, to the extent applicable, Section 409A of the Code.
7.8    Agreement Subject to the Plan. This Agreement is subject to the provisions of the Plan and shall be interpreted in accordance therewith. In the event that the provisions of this Agreement and the Plan conflict, the Plan shall control. The Participant hereby acknowledges receipt of a copy of the Plan.
7.9    Entire Agreement. This Agreement and the Plan constitute the entire agreement of the parties with respect to the subject matter hereof and supersede in their entirety all prior undertakings and agreements of the Company and the Participant with respect to the subject matter hereof, and may not be modified adversely to the Participant’s interest except by means of a writing signed by the Company and the Participant.
7.10    Partial Invalidity. The invalidity or unenforceability of any particular provision of this Agreement shall not affect the other provisions hereof and this Agreement shall be construed in all respects as if such invalid or unenforceable provision was omitted.
7.11    Amendment and Waiver. The Company may amend the provisions of this Agreement at any time; provided that an amendment that would adversely affect the Participant’s rights under this Agreement shall be subject to the written consent of the Participant. No course of conduct or failure or delay in enforcing the provisions of this Agreement shall affect the validity, binding effect or enforceability of this Agreement.
7.12    Compliance With Section 409A of the Code. This Award is intended to be exempt from or comply with Section 409A of the Code and shall be interpreted and construed accordingly. To the extent this Agreement provides for the Award to become vested and be settled upon the Participant’s termination of employment, the applicable shares of Stock shall be transferred to the Participant or his or her beneficiary upon the Participant’s “separation from service,” within the meaning of Section 409A of the Code; provided that if the Participant is a “specified employee,” within the meaning of Section 409A of the Code, then to the extent the Award constitutes nonqualified deferred compensation, within the meaning of Section 409A of the Code, such shares of Stock shall be transferred to the Participant or his or her beneficiary upon the earlier to occur of (i) the six-month anniversary of such separation from service and (ii) the date of the Participant’s death.